Exhibit 99.1

Planar Reports Third Fiscal Quarter 2006 Financial Results

Company announces new strategic initiatives with the entry into high-end home theater market and acquisition to enter fast growing digital signage market

BEAVERTON, Ore. – July 19, 2006 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in display systems recorded sales of $49.4 million and GAAP net income per diluted share of $0.11, including share-based compensation expense of $0.02, in the third fiscal quarter ended June 30, 2006. On a non-GAAP basis (see reconciliation table), net income per diluted share was $0.13 in the third fiscal quarter of 2006.

“I am pleased that we continued to deliver on our goals relating to driving solid profitability and generating positive cash flow,” said Gerry Perkel, Planar president and chief executive officer. “GAAP earnings came in above the high end of our expectations based in part on sales of higher-margin products and good expense management in the quarter. In addition, we are very excited about our new strategic initiatives at Planar including our planned acquisition of Clarity Visual Systems announced earlier today.”

Industrial segment sales in the third fiscal quarter were $13.7 million, down 13 percent sequentially and up 4 percent compared to the third quarter of fiscal 2005, as orders from the Company’s OEM partners subsided somewhat from the above expectation levels of the second quarter. The Medical segment of the Company recorded third quarter sales of $17.3 million, up 2 percent sequentially and approximately flat compared to the third quarter a year ago. The Company continues to invest in its high resolution, Digital Imaging specialty display business and its expanding relationships with new and existing distribution partners with a goal of growing market share over time. Sales in the Company’s Commercial segment were $18.3 million, down 9 percent sequentially and down 20 percent versus the third quarter a year ago. Average selling prices dropped for all sizes of desktop monitors, with sequential price declines similar to those the Company experienced in the first half of fiscal 2005. The Company continued its focus on limiting the fluctuations on earnings in this challenging pricing environment. In addition, the commercial unit is continuing its efforts to diversify its product portfolio into more specialized products in an effort to improve gross margins.

The Company ended the third quarter with cash and short term investments of $76.2 million, an increase of $2.9 million from the end of the second quarter of 2006 and an increase of $11.1 million from the end of fiscal 2005.

NEW STRATEGIC INITIATIVES

As indicated in previous communications, the Company has been refining strategic alternatives over the past six months to chart the best path to enhance long-term shareholder value. That process has led the Company to some new strategic initiatives that it believes can offer exciting opportunities to expand and enhance top-line revenue growth and profitability over time. In summary, the Company is announcing the following actions:

•	Begin moving the Company toward more specialty, value-added display markets that offer higher gross margin opportunities over time

•	Acquire Clarity Visual Systems, a provider of command and control room display systems and digital signage hardware and software

•	Launch a high-end home theater specialty display initiative, including the new Planar Xscreen product line

•	Hire a new VP of business development, Brad Gleeson, an industry expert in large- format display systems and former president of Activelight

At the center of the Company’s new strategic direction is the belief that the Company can build upon its display technology innovation capabilities and, in particular, focus its energies on creating solutions that address applications requiring display system performance beyond what is available from general purpose, commodity display suppliers. The Company believes it can extend its history of innovation to create solutions for multiple specialty display markets leveraging a common core support structure.

“By coupling a strong capability for innovation with vertically-focused go-to-market groups whose strength lies in truly understanding the specific needs of each market and creating products, service, and support unique to that market, we believe we can develop a business model that creates higher gross margin product lines and overall Company efficiency to generate higher operating margins than the Company currently produces,” continued Perkel.

The Company currently serves two such value-added, specialty display markets: the Industrial market and Medical market. Both markets require products that typically exceed the capabilities of general purpose, commodity displays. The Company has clearly demonstrated the innovation necessary to create well accepted solutions for customers in these market segments. In addition, the Company has well-developed, vertically-aligned, go-to-market capabilities to serve both of these markets.

The Company’s new strategic direction intends to build on this specialty display core competency to enter additional specialty display markets over time. However, in order to pursue additional segments the Company needs to enhance its capabilities in the areas of research and development engineering and additional go-to-market resources. The Company has recently taken two key steps to enable success its new strategic initiatives.

First, as was announced in a separate release this morning, the Company has entered into an agreement to acquire Clarity Visual Systems. Clarity, whose current headquarters are approximately 20 miles from Planar’s headquarters in Oregon, brings a strong capability for innovation, an excellent set of products and focused go-to-market skills to drive revenue both in the command and control system marketplace and in the emerging, fast growing market for digital signage. Planar’s previously announced initiatives in retail signage and kiosk systems will be combined with Clarity’s market position in digital signage to address this growing market’s need for display network management software and specialty displays. “We are very excited about the opportunities to participate in Clarity’s addressed markets which require capabilities, products and integrated solutions that are highly differentiated from typical commodity products,” continued Perkel. “We believe the acquisition of Clarity increases Planar’s future revenue growth trajectory as well as its future profitability. In addition, I am especially pleased to announce that we will be strengthening our leadership team as a part of this acquisition. Clarity’s CEO, Paul Gulick will be joining Planar in the role of vice president and chief technology officer, and Kris Gorriaran, Clarity’s senior vice president of sales and marketing will be joining Planar as the Company’s vice president and general manager leading our resources focused on penetrating both the command and control and digital signage markets.”

Second, the Company has recently begun funding a new internal initiative focused on providing specialty display solutions to the high-end home theater marketplace. The Company does not intend to participate in the commodity home entertainment market served by large consumer electronic retailers and brands, but rather has launched an initiative to focus on creating a product portfolio that addresses the discriminating preferences of home theater buyers, who are typically served by specialty resellers and audio/visual installers. To launch this business, the Company has built a dedicated, focused team led by Scott Hix in his new role of vice president and general manager of the Home Theater initiative. The Company began the initiative in the home theater market in the third quarter by launching the Planar Xscreen product, a unique, large-screen display that generates brighter images from front projectors even in ambient-light environments. Initially sales from this initiative will be disclosed within the Company’s Commercial Business unit segment for SEC reporting purposes. “The Planar Xscreen is just our first product in this market space and we expect to broaden our product portfolio in the coming months,” stated Perkel.

In addition to the above noted focus areas for the Company, a significant portion of the Company’s current revenue is generated from the Commercial Business unit, whose primary business is providing general purpose LCD monitors through large information technology (IT) resellers and distributors. The Company has built a very efficient logistical operation, and intends to leverage this model for multiple product types moving forward. For some time the focus of the business has been growing touch monitor sales in an effort to pursue specialty displays within the IT channel. The Company believes these distribution partners will play a continuing and significant role in its ongoing distribution strategy. However, the Company will continue its efforts to diversify its product offerings with the goal of focusing on higher-margin products and becoming less dependent on the sales of lower-margin, general purpose desktop monitors.

“With these recent additions to the Company we will now begin the process of building out our strategy with innovative products and focused go-to-market capabilities in medical, industrial, home theater, command and control and digital signage marketplaces,” continued Perkel. “We believe we will have a greatly enhanced innovation capability with the addition of the Clarity technical resources to our own. Further, we believe these new resources will be able to be leveraged over time to offer the ability to address even more potential opportunities within our new strategic direction.”

To assist in evaluating new opportunities for the future, the Company has further expanded its capabilities by adding Brad Gleeson as the new vice president of business development, replacing Mr. Hix. Prior to joining Planar, Mr. Gleeson was president of Activelight, a leading distributor of large-format display systems. Mr. Gleeson will be initially focused on finding new opportunities and partners to help accelerate the growth of the Company’s current segments, as well as seeking out new specialty display market opportunities.

Planar’s technology innovation, go-to-market capabilities, and operational excellence create value-added solutions for an attractive array of specialty display markets. “As we move forward you will see a Planar that is increasingly focused on opportunities for display technology where profit margins are higher and where we can leverage our capabilities for technical innovation to create differential advantages,” summarized Perkel. “We look to substantially grow our revenues in the higher-margin segments with a goal of enhancing shareholder value. While it may take some time for the total strategy to take hold, I am excited about the growth opportunities going forward and believe that over the long term this new strategy will create an exciting future for the Company.”

BUSINESS OUTLOOK

The Company is developing a number of new strategic initiatives with an expectation of improved shareholder value over time As such, some increases in expenses are planned in the fourth quarter as the Company begins to invest in some new growth areas, such as its new Home Theater initiative, as a direct result of its new strategic realignment. The Company’s current expectations on a stand alone basis for the fourth quarter, ending September 29, 2006, are for sales of $46 million to $50 million and GAAP net income per diluted share of $0.06 to $0.10, including share-based compensation expense of $0.03 to $0.04 per diluted share. This guidance assumes the proposed acquisition of Clarity closes subsequent to the Company’s fourth quarter. The Clarity transaction is expected to be slightly accretive to Planar’s internal non-GAAP financial projections in fiscal 2007.

Results of operations, new strategic initiatives and the business outlook will be discussed in a conference call today, July 19, 2006, beginning at 8:30 a.m. Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay beginning July 20 until August 19, 2006. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ: PLNR) is a leading provider of valued-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, businesses, and other discriminating consumers depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Gerry Perkel, the statements regarding growth of the Digital Imaging product line and the statements in the Strategic Direction and Business Outlook section above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including: the possibility that the proposed acquisition of Clarity Visual Systems will not close or that the closing may be delayed; the impact that a failure to close the acquisition of Clarity Visual Systems would have on the Company’s new strategic direction; difficulties in the integration of the operations, employees, strategies, technologies and products of Clarity Visual Systems if the transaction does close; changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the flat-panel monitor industry; unexpected difficulties in penetrating the Home Theater market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from our third-party manufacturing partners; final settlement of contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional Information and Where to Find It:

In connection with Planar’s acquisition of Clarity Visual Systems, Planar intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will contain a Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available because they will contain important information about Planar, Clarity and the acquisition. The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed by Planar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of other documents filed with the SEC by Planar by directing a written request to: Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, OR 97006, Attention: Investor Relations. Investors and security holders are urged to read the Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation:

Planar and its directors and executive officers and Clarity Visual Systems and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Clarity in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Planar is also included in Planar’s Annual Report on Form 10-K for the year ended September 30, 2005, which was filed with the SEC on December 14, 2005. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Planar at the address described above.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 Pippa_Edelen@Planar.com or Dan Dement GolinHarris 949.428.3872 ddement@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.1100 Ryan_Gray@Planar.com

Planar Systems, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	Jun. 30, 2006	Jul. 1, 2005	Jun. 30, 2006	Jul. 1, 2005
Sales	$49,365	$53,191	$159,394	$177,375
Cost of sales	36,035	40,791	116,828	138,052

Gross profit	13,330	12,400	42,566	39,323
Operating expenses:
Research and development, net	2,442	2,259	7,477	7,657
Sales and marketing	5,039	4,777	15,065	16,053
General and administrative	3,579	3,471	12,679	12,426
Amortization of intangible assets	147	305	441	1,510
Impairment and restructuring charges	—	—	503	5,168

Total operating expenses	11,207	10,812	36,165	42,814
Income (loss) from operations	2,123	1,588	6,401	(3,491)
Non-operating income (expense):
Interest, net	682	239	1,814	318
Foreign exchange, net	166	154	19	223
Other, net	(9)	(11)	(31)	(856)

Net non-operating income (expense):	839	382	1,802	(315)
Income (loss) before income taxes	2,962	1,970	8,203	(3,806)
Provision (benefit) for income taxes	1,294	591	3,076	(1,043)

Net income (loss)	$1,668	$1,379	$5,127	$(2,763)

Basic net income (loss) per share	$0.11	$0.09	$0.34	$(0.19)
Average shares outstanding - basic	15,320	14,722	15,052	14,692
Diluted net income (loss) per share	$0.11	$0.09	$0.33	$(0.19)
Average shares outstanding - diluted	15,635	14,834	15,314	14,692

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	Jun. 30, 2006	Sept. 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$76,240	$52,185
Short-term investments	—	13,000
Accounts receivable	21,937	22,517
Inventories	37,457	36,261
Other current assets	10,393	10,745

Total current assets	146,027	134,708
Property, plant and equipment, net	11,064	15,011
Goodwill	14,696	14,696
Intangible assets	3,430	3,871
Other assets	5,587	3,798

	$180,804	$172,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,420	$21,467
Accrued compensation	6,363	5,481
Current portion of long-term debt and capital leases	213	204
Deferred revenue	2,473	2,578
Other current liabilities	7,899	6,182

Total current liabilities	32,368	35,912
Long-term debt and capital leases, less current portion	473	644
Other long-term liabilities	4,462	4,290

Total liabilities	37,303	40,846
Shareholders’ equity:
Common stock	138,231	132,277
Retained earnings	10,033	4,906
Accumulated other comprehensive loss	(4,763)	(5,945)

Total shareholders’ equity	143,501	131,238

	$180,804	$172,084

Planar Systems, Inc.

Consolidated Statement of Cash Flows

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	Jun. 30, 2006	Jul. 1, 2005	Jun. 30, 2006	Jul. 1, 2005
Cash flows from operating activities:
Net income (loss)	$1,668	$1,379	$5,127	$(2,763)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	1,837	2,186	5,626	6,861
Impairment and restructuring charges	—	—	503	5,168
Loss on long-term investments	—	—	—	887
Stock-based compensation	653	—	2,732	—
Deferred taxes	(257)	—	(660)	—
Excess tax benefit of stock-based compensation	(11)	—	(1,271)	—
(Increase) decrease in accounts receivable	(226)	2,456	849	12,180
(Increase) decrease in inventories	(277)	6,313	(1,026)	9,962
(Increase) decrease in other current assets	(116)	1,527	437	1,253
Decrease in accounts payable	(459)	(4,431)	(6,093)	(5,178)
Increase (decrease) in accrued compensation	153	(775)	353	1,496
Increase (decrease) in deferred revenue	363	878	(135)	1,036
Increase (decrease) in other current liabilities	(45)	(1,826)	2,748	(5,444)

Net cash provided by operating activities	3,283	7,707	9,190	25,458
Cash flows from investing activities:
Purchase of property, plant and equipment	(230)	(546)	(770)	(2,223)
Proceeds from short-term investment	—	—	13,000	—
Increase in other long-term liabilities	—	13	—	13
Increase in long-term assets	(1,179)	163	(1,248)	(67)

Net cash provided by (used in) investing activities	(1,409)	(370)	10,982	(2,277)
Cash flows from financing activities:
Payments of long-term debt and capital lease obligations	(51)	(32)	(161)	(143)
Stock repurchase	—	—	(916)	—
Excess tax benefit of stock-based compensation	11	—	1,271	—
Net proceeds from issuance of capital stock	130	48	2,817	885

Net cash provided by financing activities	90	16	3,011	742
Effect of exchange rate changes	965	(1,382)	872	(533)

Net increase in cash and cash equivalents	2,929	5,971	24,055	23,390
Cash and cash equivalents at beginning of period	73,311	47,684	52,185	30,265

Cash and cash equivalents at end of period	$76,240	$53,655	$76,240	$53,655

Planar Systems, Inc.

Reconciliation of Non-Gaap to Gaap Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended Jun. 30, 2006	Nine months ended Jun. 30, 2006
GAAP NET INCOME	$1,668	$5,127
Adjustment for share-based compensation within:
Cost of sales	53	149
Research and development	43	104
Sales and Marketing	230	507
General and administrative	327	1,972
Income taxes	(285)	(992)

NET INCOME EXCLUDING SHARE-BASED COMPENSATION	$2,036	$6,867

GAAP DILUTED EARNINGS PER SHARE	$0.11	$0.33
Adjustment for share-based compensation	0.02	0.12

DILUTED EARNINGS PER SHARE EXCLUDING SHARE-BASED COMPENSATION	$0.13	$0.45

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the effects of share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.